Exhibit (a)(2)

Amended and Restated Establishment and Designation of Series of Shares

of Beneficial Interest, Par Value $0.01 Per Share, of

PIMCO Funds

WHEREAS, the shares of beneficial interest of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the “Trust”) are currently divided into 89 separate series and nine separate classes pursuant to those Establishment and Designations of Series of Shares of Beneficial Interest listed on Schedule A hereto (“Old Designations”); and

WHEREAS, this Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is intended to: supersede and replace the Old Designations in their entirety; now therefore be it

RESOLVED, that the series of Shares of the Trust hitherto established and designated as follows:

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO CommoditiesPLUS™ Short Strategy Fund

PIMCO CommoditiesPLUS™ Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Convertible Fund

PIMCO Developing Local Markets Fund

PIMCO Diversified Income Fund

PIMCO EM Fundamental IndexPLUS™ TR Strategy Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets and Infrastructure Bond Fund

PIMCO Extended Duration Fund

PIMCO Floating Income Fund

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Fundamental Advantage Total Return Strategy Fund

PIMCO Fundamental IndexPLUS™ Fund

PIMCO Fundamental IndexPLUS™ TR Fund

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO International StocksPLUS® TR Strategy Fund (U.S. Dollar-Hedged)

PIMCO International StocksPLUS® TR Strategy Fund (Unhedged)

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Fund III

PIMCO Moderate Duration Fund

PIMCO Money Market Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO MuniGO Fund

PIMCO New York Municipal Bond Fund

PIMCO Real Income™ 2019 Fund

PIMCO Real Income™ 2029 Fund

PIMCO Real Return Fund

PIMCO Real Return Asset Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO RealRetirement® 2010 Fund

PIMCO RealRetirement® 2020 Fund

PIMCO RealRetirement® 2030 Fund

PIMCO RealRetirement® 2040 Fund

PIMCO RealRetirement® 2050 Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO Small Cap StocksPLUS® TR Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® TR Short Strategy Fund

PIMCO StocksPLUS® Total Return Fund

PIMCO Tax Managed Real Return Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund III

PIMCO Treasury Money Market Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

(each a “Fund” and collectively the “Funds”)

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

PIMCO Developing Local Markets Portfolio

PIMCO Emerging Markets Portfolio

PIMCO FX Strategy Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Short-Term Floating NAV Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II

(each a “Portfolio and collectively the “Portfolios”, and together with the Funds, the “Series”)

shall have the following special and relative rights:

1.        (a) Each Fund (except the PIMCO CommoditiesPLUS™ Short Strategy Fund, PIMCO CommoditiesPLUS™ Strategy Fund, PIMCO EM Fundamental IndexPLUSTM TR Strategy Fund, PIMCO Emerging Markets and Infrastructure Bond Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO Global Advantage Strategy Bond Fund, PIMCO Global Multi-Asset Fund, PIMCO Government Money Market Fund, PIMCO High Yield Spectrum Fund, PIMCO Long-Term

Credit Fund, PIMCO Real Income™ 2019 Fund, PIMCO Real Income™ 2029 Fund, PIMCO RealRetirement® 2010 Fund, PIMCO RealRetirement® 2020 Fund, PIMCO RealRetirement® 2030 Fund, PIMCO RealRetirement® 2040 Fund, PIMCO RealRetirement® 2050 Fund, PIMCO Tax Managed Real Return Fund, PIMCO Treasury Money Market Fund, PIMCO Unconstrained Bond Fund and PIMCO Unconstrained Tax Managed Bond Fund) shall issue its shares of beneficial interest with respect to up to eight separate classes: Institutional Class, Administrative Class, Class A, Class B, Class C, Class D, Class P and Class R.

(b)    Each of PIMCO CommoditiesPLUS™ Short Strategy Fund, PIMCO CommoditiesPLUS™ Strategy Fund, PIMCO EM Fundamental IndexPLUSTM TR Strategy Fund, PIMCO Emerging Markets and Infrastructure Bond Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO Global Advantage Strategy Bond Fund, PIMCO Global Multi-Asset Fund, PIMCO High Yield Spectrum Fund, PIMCO Long-Term Credit Fund, PIMCO Real Income™ 2019 Fund, PIMCO Real Income™ 2029 Fund, PIMCO RealRetirement® 2010 Fund, PIMCO RealRetirement® 2020 Fund, PIMCO RealRetirement® 2030 Fund, PIMCO RealRetirement® 2040 Fund, PIMCO RealRetirement® 2050 Fund, PIMCO Unconstrained Bond Fund and PIMCO Unconstrained Tax Managed Bond Fund shall issue its shares of beneficial interest with respect to up to seven classes of shares: Institutional Class, Administrative Class, Class A, Class C, Class D, Class R and Class P.

(c) Each of PIMCO Government Money Market Fund and PIMCO Treasury Money Market Fund shall issue its shares of beneficial interest with respect to up to seven classes of shares: Administrative Class, Class A, Class C, Class D, Class M, Class P and Class R.

(d) Each of PIMCO MuniGO Fund and PIMCO Tax Managed Real Return Fund shall issue its shares of beneficial interest with respect to up to six classes of shares: Institutional Class, Administrative Class, Class A, Class C, Class D and Class P.

2.        Each Series shall be authorized to invest in cash, securities, instruments and other property as described from time to time in the offering materials of the Series (“Eligible Portfolio Instruments”). Each share of beneficial interest of the Series (“Share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive their pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Amended and Restated Declaration of Trust dated March 31, 2000 (“Declaration”).

3.        Each Series may pursue its investment objective directly by investment in Eligible Portfolio Instruments or indirectly by investment in one or more underlying investment vehicles or funds that in turn invest in Eligible Portfolio Instruments and whose shares may be offered to other parties as well as to the Series.

4.        Shareholders of each Series shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended (“the Act”), the rules thereunder, and the offering materials of the Funds, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Series of the Trust, in which case only the shareholders of such Fund shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Series entitled to vote on the matter is required.

5.        Shares of the Series shall be subject to such selling restrictions, restrictions as to transfer or other terms as shall be established by the Trustees and described in the offering materials for the Series.

6.        (a) The assets and liabilities of the Trust shall be allocated among the Series of the Trust as set forth in Section 5.11 of the Declaration.

(b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

(c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

7.        Shares of each class of each Series may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Series’ then-current prospectus.

8.        The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series or class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of such Series or class, provided that such change shall not adversely affect the rights of the Shareholders of such Series or class.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 9th day of November, 2010.

/s/ E. Philip Cannon
E. Philip Cannon

/s/ Vern O. Curtis
Vern O. Curtis

/s/ J. Michael Hagan
J. Michael Hagan

/s/ Brent R. Harris
Brent R. Harris

/s/ Douglas M Hodge
Douglas M Hodge

/s/ Ronald C. Parker
Ronald C. Parker

/s/ William J. Popejoy
William J. Popejoy

SCHEDULE A

1.	Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest of PIMCO Funds dated February 26, 2008
2.	Establishment and Designation of Two Additional Series of Shares of Beneficial Interest relating to the PIMCO Fixed Income Unconstrained Fund and PIMCO Global Advantage Fund dated April 9, 2008
3.

Amended Designation of Two Existing Series of Shares and Establishment and Designation of Two Additional Classes relating to the PIMCO Unconstrained Bond Fund and PIMCO Global Advantage Strategy Bond Fund dated May 20, 2008

4.

Establishment and Designation of Two Additional Classes of Shares of Beneficial Interest relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO RealRetirement® 2010 Fund, PIMCO RealRetirement® 2020 Fund, PIMCO RealRetirement® 2030 Fund, PIMCO RealRetirement® 2040 Fund and PIMCO RealRetirement ®2050 Fund dated May 20, 2008

5.	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Global Multi-Asset Fund dated May 20, 2008
6.

Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO EM Fundamental IndexPLUS™ TR Strategy Fund and PIMCO Long Duration Corporate Bond Portfolio dated August 12, 2008

7.

Establishment and Designation of Two Additional Series and One Additional Class of Shares of Beneficial Interest relating to the PIMCO Government Money Market Fund and the PIMCO Treasury Money Market Fund dated September 30, 2008

8.	Amended Designation of One Existing Series of Shares of Beneficial Interest relating to the PIMCO Short-Term Floating NAV Portfolio dated October 9, 2008
9.	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Unconstrained Tax Managed Bond Fund dated November 4, 2008
10.	Establishment and Designation of Series of Shares of Beneficial Interest relating to the PIMCO Long-Term Credit Fund dated December 30, 2008
11.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Short-Term Floating NAV Portfolio II dated February 23, 2009
12.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets Infrastructure Bond Fund dated February 23, 2009
13.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Muni GO Fund dated April 8, 2009
14.	Amended Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 18, 2009
15.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Real Income™ 2020 Fund and the PIMCO Real Income™ 2030 Fund dated May 18, 2009

16.	Amended Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Real Income™ 2019 Fund and the PIMCO Real Income™ 2029 Fund dated May 18, 2009
17.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Tax Managed Real Return Fund dated August 11, 2009
18.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO CommoditiesPLUS™ Strategy Fund and PIMCO CommoditiesPLUS™ Short Strategy Fund dated February 23, 2010
19.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO High Yield Plus Fund dated May 25, 2010
20.	Amended Establishment and Designation of Series of Beneficial Interest relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010
21.	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO FX Strategies Portfolio dated August 17, 2010